EXHIBIT 99.4

LEHMAN BROTHERS HOLDINGS INC.
CONSOLIDATED STATEMENT OF INCOME
(Preliminary and Unaudited)
(In millions, except per share data)


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                                                          Nine Months Ended
                                                 ------------------------------------

                                                                                              Percentage
                                                     August 31           August 31            Change
                                                      2002               2001                 Inc/(Dec)
                                                 ---------------- --- ---------------    -------------------


Revenues:
   Principal transactions                                 $1,431              $2,619
   Investment banking                                      1,362               1,539
   Commissions                                               978                 827
   Interest and dividends                                  8,843              13,070
   Other                                                      34                  38
                                                 ----------------     ---------------
      Total revenues                                      12,648              18,093
   Interest expense                                        8,032              12,560
                                                 ----------------     ---------------
      Net revenues                                         4,616               5,533                  (17%)
                                                 ----------------     ---------------

Non-interest expenses:
   Compensation and benefits                               2,354               2,822
   Technology and communications                             404                 376
   Brokerage and clearance fees                              237                 232
   Occupancy                                                 213                 137
   Business development                                      112                 149
   Professional fees                                          90                 125
   Other                                                      61                  59
                                                 ----------------     ---------------
      Total non-interest expenses                          3,471               3,900                  (11%)
Income before taxes and dividends on trust
preferred securities                                       1,145               1,633
   Provision for income taxes                                315                 466
   Dividends on trust preferred securities                    42                  42
                                                 ----------------     ---------------
                                                 ----------------     ---------------
Net income                                                  $788              $1,125                  (30%)
                                                 ================     ===============
                                                 ================     ===============
   Preferred stock dividends                                  58                  84
Net income applicable to common stock                       $730              $1,041                  (30%)
                                                 ================     ===============
                                                 ================     ===============

Earnings per common share
   Basic                                                   $2.97               $4.28
                                                 ================     ===============
   Diluted                                                 $2.77               $3.91
                                                 ================     ===============


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